Exhibit 10.12

NOVATION AGREEMENT

This Novation (this “Agreement”) is entered into as of September 12, 2013 by and among Sky Solar Holdings Co., Ltd., a company organized under the laws of the Cayman Islands (“SSH”), Sky Power Group Ltd., a company organized under the laws of the Cayman Islands (“SPG”) and the persons whose names and addresses are set forth in Schedule 1 hereto (the “Noteholders”).

WHEREAS, pursuant to convertible promissory note purchase agreements by and between the Company and the undersigned dated as of May 30, 2013 (the “Note Purchase Agreements”), SSH issued convertible notes with principal amounts set forth opposite each Noteholder’s name in Schedule 1 (the “Notes”);

WHEREAS, SSH, SPG and certain shareholders of SSH intend to enter into a share exchange agreement (the “Share Exchange Agreement”) in the form in Exhibit 1 hereto and effect a restructuring contemplated under such agreement; and

WHEREAS, SSH, SPG and the Noteholders desires to effect a novation of the Note Purchase Agreements and the Notes whereby SPG substitutes SSH as a party to the Note Purchase Agreements and issuer of the Notes and SSH is released from its obligations under the Note Purchase Agreements and the Notes;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.                                      Novation and Acceptance.  SSH hereby effects a novation of the Note Purchase Agreements and the Notes to substitute SPG for SSH as party to such the Note Purchase Agreements and issuer of the Notes (the “Novation”), each Noteholder hereby consents to such Novation and hereby releases SSH from all of its duties and obligations under the Note Purchase Agreements and the Notes, and SPG hereby accepts the Novation and hereby releases SSH from all of its duties and obligations under Note Purchase Agreements and the Notes and assumes all rights, duties and obligations of SSH under such documents.

2.                                      Corporate Structure after Restructuring.  The corporate structure of the Company, SPG and the subsidiaries of SPG is set forth in Exhibit 2 hereto.  Each of SSH and SPG represents and warrants that, upon Completion, SPG shall own all of the assets and liabilities of SSH, except for the 49% interest in China New Era International Limited, the book value of which is zero.  Each of SSH and SPG acknowledges and agrees that the Noteholders are relying on this representation in consenting to the Novation, and that the accuracy of such representation is a condition of the Novation.

3.                                      General

(a)                                 Each party hereto agrees to perform any further acts and execute and deliver any document that may be reasonably necessary to carry out the intent of this Agreement.

(b)                                 This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto.

(c)                                  This Agreement may be amended at any time by the written agreement and consent of the parties hereto.

(d)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions.  The parties hereto hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong Special Administrative Region.

(e)                                  This Agreement, including such other agreements referred to herein, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.

(f)                                   Introductory headings at the beginning of each clause of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such clause.  The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(g)                                  This Agreement may be executed in counterparts, which, when taken together, shall constitute one and the same instrument.

[End of the Agreement]

[Signature pages, a schedule containing the identities of noteholders and their corresponding note amounts, an exhibit of the share exchange agreement (which has been filed as Exhibit 10.11 to this Registration Statement) and an exhibit of the corporate structure have been omitted. The Company agrees to furnish supplementally a copy of such information to the Commission upon request.]